UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2006
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2746201 (I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Ex-99.1 Press Release dated November 30, 2006

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2006, we received a Nasdaq Staff Determination Letter dated October 13, 2006 indicating that our common stock is subject to delisting from the Nasdaq Global Select Market pursuant to Nasdaq Marketplace Rule 4310(c)(14). Subsequently, the Nasdaq Listing Qualifications Panel granted our request for continued listing of our securities on the Nasdaq Global Select Market, subject to the conditions that: (1) we file with the Securities and Exchange Commission on or before November 30, 2006 our Form 10-Q for the three months ended May 31, 2006, our Form 10-Q for the three months ended August 31, 2006, and all required restatements; and (2) on or about November 17, 2006, we provide the Nasdaq Hearings Department with additional information regarding our internal review of our historical stock option practices and related accounting.
We expect each of these conditions to be satisfied on or before December 15, 2006. Although the Nasdaq Listing Qualifications Panel has not granted us a formal written extension of the above conditions, based on communications with the staff of the Nasdaq Stock Market, we believe that the conditional listing of our common stock will remain in effect until at least December 15, 2006.
Although we expect to satisfy each of these conditions on or before December 15, 2006, we can provide no assurance that we will be able to do so.
On November 30, 2006, we issued a press release announcing our expectation to file the reports described above on or before December 15, 2006 and our belief that the conditional listing of our common stock will remain in effect until at least December 15, 2006. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c)   Exhibits
     99.1 Press Release dated November 30, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2006	Progress Software Corporation
	By:	/s/ Norman R. Robertson
Senior Vice President, Finance and Administration and Chief Financial Officer